UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2025

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd., Suite 575 Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock	PETV	OTCQB
Warrants	PETVW	OTCPINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

To the extent required, the discussion of the Subscription Agreements set forth in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Securities.

Effective as of February 13, 2025, PetVivo Holdings, Inc. (the “Company”, “we” and “us”) sold an aggregate of 950,000 shares (“Shares”) to approximately eight accredited investors, with each Share consisting of one share of restricted common stock, at a price of $0.65 per Share. In total the Company raised $617,500.00 pursuant to the private offering of the Shares.

The offering was conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). Each investor entered into a subscription agreement (the “Subscription Agreement”) with the Company and represented in writing that he, she, or it is an accredited investor and acquired the securities for his, her or its own account for investment purposes and any subsequent transfer or sales of these securities will be in accordance with the Securities Act or exempt from registration under the Securities Act. The Shares of the Company’s common stock issued to the investors will be “restricted securities” under Rule 144 of the Securities Act, and certificates representing the foregoing will bear a Rule 144 restrictive legend.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit are being furnished herein:

10.1 104	Form of Subscription Agreement Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized

PETVIVO HOLDINGS, INC.

Date: February 13, 2025	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer